                                                                     EXHIBIT 4.1


                  FIRST AMENDMENT TO SECURED CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO SECURED CREDIT AGREEMENT (this "AMENDMENT") dated as of April 24, 1997, is by and among Transocean Offshore Inc., a Delaware corporation (the "BORROWER"), the lenders from time to time parties hereto (each a "LENDER" and collectively, the "LENDERS"), ABN AMRO Bank N.V. ("ABN AMRO"), a Netherlands chartered bank acting through its Houston agency, as agent for the Lenders (in such capacity, the "AGENT"), SunTrust Bank, Atlanta, and Credit Lyonnais New York Branch, as documentation agents for the Lenders (in such capacity, each a "DOCUMENTATION AGENT" and together, the "DOCUMENTATION AGENTS"), and Bank of Montreal, The Fuji Bank, Limited, Royal Bank of Canada, Wells Fargo Bank (Texas), National Association, and Bank of Tokyo-Mitsubishi, Ltd., Houston Agency, as co-agents for the Lenders (in such capacity, each a "CO-AGENT" and collectively, the "CO-AGENTS").

                                   WITNESSETH
                                   ----------

     WHEREAS, the Borrower, the Lenders, the Agent, the Documentation Agents and the Co-Agents have entered into that certain Secured Credit Agreement dated as of July 30, 1996 (the "CREDIT AGREEMENT"), pursuant to which the Lenders have made and agreed to make Loans to the Borrower and issued and agreed to issue Letters of Credit for the account of the Borrower; and

     WHEREAS, the Borrower, the Lenders, the Agent, the Documentation Agents and the Co-Agents desire to amend the Credit Agreement as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower, the Lenders, the Agent, the Documentation Agents and the Co-Agents hereby agree as follows:

     1. DEFINITIONS. Section 1.1 of the Credit Agreement is hereby amended as follows:

     (a) DELETION OF DEFINITIONS. The definitions of "Amortization Date", "Mandatory Bid Payment Date", "Term Credit", "Term Credit Commitment", "Term Credit Commitment Amount", "Term Loan", "Term Notes" and "Total Commitment Amount" are hereby deleted from the Credit Agreement. The definitions of "Credit Party" and "Security Documents" are deleted from the Credit Agreement as of the Settlement Time.

     (b) ADDITION OF DEFINITIONS. The definitions of "Public Debt Issue" and "Settlement Time" are hereby inserted in the Credit Agreement in the appropriate alphabetical order as follows:

               (i) "Public Debt Issue" means the underwritten public offering of debt securities of the Borrower in an aggregate principal amount of not more than $300,000,000, the terms of which debt securities are substantially as described in that certain Prospectus Supplement to Prospectus dated April 11, 1997, which
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          Prospectus comprises part of the Borrower's SEC registration statement
          no. 333-24457 on Form S-3.

               (ii) "Settlement Time" means the moment of initial issuance of debt securities in the Public Debt Issue, provided that such moment occurs on a date no later than May 9, 1997.

          (c) AMENDMENT OF DEFINITIONS. The definitions of "Applicable Margin", "Borrower", "Collateral", "Commitment", "Credit", "Credit Documents", "Loan", "Majority Lenders", "Material Adverse Effect", "Obligations", "Required Lenders", "Revolving Credit Commitment Amount" and "SPV", respectively, in the Credit Agreement are amended as follows:

               (i) The definition of "Applicable Margin" is hereby amended by deleting the pricing grid in the nineteenth through twenty-second lines thereof and inserting the following pricing grid in its place:

          Debt Rating                                      Percentage
          -----------                                      ----------

          A/A2 or above                                      0.200%
          A-/A3                                              0.250%
          BBB+/Baa1 or above                                 0.300%
          BBB/Baa2                                           0.340%
          BBB-/Baa3                                          0.400%

               (ii) The definition of "Borrower" is hereby amended by inserting the name "Transocean Offshore Inc., formerly known as" before the word Sonat in such definition.

               (iii) The definition of "Co-Agent" is hereby amended by deleting the "and" in the second line thereof and by inserting the clause "and Bank of Tokyo-Mitsubishi, Ltd., Houston Agency" after the word "Association" in the second line thereof.

               (iv) The definition of "Collateral" is amended as of the Settlement Time by deleting the clause "a Security Document" in the third line thereof and inserting in its place the clause "Section 7.4".

               (v) The definitions of "Commitment" and "Credit" are hereby amended by deleting the "," after the section reference to 2.1 in the second line of each of thereof and inserting the word "and" in its place and by deleting the clause "and 2.3" in the second line of each of thereof.

               (vi) The definition of "Credit Documents" is hereby amended by adding the clause "any amendments, modifications or restatements to or of this Agreement," after the word "Agreement," in the first line thereof and is amended as of the Settlement Time by deleting the clause ", the Subsidiary Guaranties," in the first line thereof and inserting the word "and" in its place and by deleting the clause ", and the Security Documents" in the second line thereof.

                                      -2-
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               (vii)  The definition of "Loan" is hereby amended to delete the clause "or Term Loan" in the second line thereof.

               (viii) The definitions of "Majority Lenders" and "Required Lenders" are hereby amended by deleting the clause "(a) the aggregate outstanding principal amount of the Term Loans, plus (b) so long as the Revolving Credit Commitments have not terminated pursuant to the terms hereof," in the second line of each of thereof, by deleting the word "such" in the fourth line of each of thereof and inserting in its place the clause "the Revolving Credit" and by deleting the word "so" in the fourth line of each of thereof.

               (ix) The definition of "Material Adverse Effect" is amended as of the Settlement Time by deleting the clause "or the Borrower and the other Credit Parties taken as a whole to perform their" in the seventh line thereof and inserting in its place the clause "to perform its" and by deleting the clause "they are" in the eighth line thereof and inserting the clause "it is" in its place.

               (x) The definition of "Obligations" is amended as of the Settlement Time by deleting the clause "and any other Credit Party" in the first line thereof.

               (xi) The definition of "Revolving Credit Commitment Amount" is hereby amended by deleting the number "400,000,000" in the first line thereof and inserting in its place the number "540,000,000".

               (xii) The definition of "SPV" is amended as of the Settlement Time by deleting the clause "that is not a Guarantor" in the first line thereof and the clause "or Guarantor" in the third line thereof.

     2.   OTHER AMENDMENTS TO CREDIT AGREEMENT.

          (a) The cover page of the Credit Agreement and the first paragraph of the Credit Agreement are amended as of the Settlement Time by deleting the word "Secured" in the title of the Credit Agreement, by inserting as of the date hereof the clause "Transocean Offshore Inc., formerly known as" before the word "Sonat" in each of thereof and by deleting as of the date hereof the word "and" after the name "Royal Bank of Canada" and by inserting the clause "and Bank of Tokyo-Mitsubishi, Ltd., Houston Agency" after the name Wells Fargo Bank (Texas), National Association in each of thereof.

          (b) Section 2.3 of the Credit Agreement is hereby deleted in its entirety and replaced with the clause "Intentionally deleted".

          (c) Section 2.4 of the Credit Agreement is hereby amended to delete the word "both" in the first line thereof and the clause "and Term Loans" in the second line thereof.

          (d) Section 2.5 of the Credit Agreement is hereby amended by deleting the clause "for the Term Loans and" in the twenty-second line of subsection (a) thereof, by deleting the clause "(except they shall count as two different Interest Periods if both Revolving Loans and Term Loans are involved)" in the twenty-eighth line of subsection (a) thereof and by deleting the last sentence of subsection (f) thereof.

                                      -3-
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          (e) Clause (ii) of Section 2.6 of the Credit Agreement is hereby (i)
amended by changing all references therein to "Term Loans" to "Revolving Loans", by changing the clause "an Amortization Date" to "the last Business Day of any calendar quarter" and by changing all references therein to "such Amortization Date" to "such last Business Day" and (ii) deleted in its entirety and replaced with the clause "Intentionally deleted" as of the Settlement Time.

          (f) Section 2.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

          "Section 2.7. Maturity of Loans. Each Revolving Loan shall mature and become due and payable by the Borrower on the Maturity Date. In addition, if the Settlement Time does not occur prior to or on May 9, 1997, the Revolving Credit Commitment Amount shall, without any further action, automatically and permanently be reduced on the last Business Day of each calendar quarter, commencing June 30, 1997. The amount of each such automatic and permanent reduction shall be the applicable quarterly amounts set forth on Schedule 2.7. Voluntary reductions of the Revolving Credit Commitment Amount made pursuant to
          Section 2.14 shall be applied, if applicable, to diminish the amount of scheduled reductions to the Revolving Credit Commitment Amount thereafter becoming effective pursuant to this Section 2.7, to the next scheduled reduction(s) thereof from the date of such reduction."

          (g) Section 2.10 of the Credit Agreement is hereby amended by deleting the fourth, fifth and sixth sentences thereof.

          (h) Section 2.11 of the Credit Agreement is hereby amended by deleting the reference to "(a)" in subsection (a) thereof and by deleting subsection (b) thereof in its entirety.

          (i) Section 2.12 of the Credit Agreement is hereby amended by deleting the second sentence of subsection (a) thereof.

          (j) Section 2.14 of the Credit Agreement is hereby amended by deleting the reference to "(a)" in subsection (a) thereof and by deleting subsection (b) thereof in its entirety.

          (k) Section 3.1 of the Credit Agreement is hereby amended by deleting the clause "and from the Effective Date to and including the Mandatory Bid Payment Date with respect to the Term Credit," in the second line of subsection
(a) thereof, by deleting the letter "(x)" in the sixth line of subsection (a) thereof, by deleting the clause "and (y) the Term Credit Commitment Amount and the aggregate outstanding principal amount of the Term Loans with respect to the Term Credit," in the seventh line of subsection (a) thereof, by deleting the clause "or the Mandatory Bid Payment Date with respect to the Term Credit, as applicable," in the seventh to last line of subsection (a) thereof, by deleting the clause "or the Term Credit Commitment, as applicable," in the sixth to last line of subsection (a) thereof and by deleting the pricing grid in the twenty-eighth through thirty-first lines thereof and inserting the following pricing grid in its place:

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     Debt Rating                                          Commitment Fee
     -----------                                          --------------

     A/A2 or above                                           0.065%
     A-/A3                                                   0.085%
     BBB+/Baa1 or above                                      0.100%
     BBB/Baa2                                                0.115%
     BBB-/Baa3                                               0.140%

          (l) Section 3.3 of the Credit Agreement is amended as of the Settlement Time by deleting the clauses "or any Guarantor", "or such Guarantor, as applicable," and "or such Guarantor" wherever in such Section 3.3 they may appear.

          (m) Section 5.2 of the Credit Agreement is amended as of the Settlement Time by deleting the clause "Each Credit Party" in the first and fifth lines thereof and inserting the clause "The Borrower" in place of each of thereof, by deleting the clause "(or comparable action, in the case of a Credit Party that is not a corporation)" in the third line thereof and by deleting the clause "such Credit Party" in the seventh line thereof and inserting the clause "the Borrower" in its place.

          (n) Section 5.3 of the Credit Agreement is amended as of the Settlement Time by deleting the clause "any Credit Party" in the first line thereof and by inserting the clause "the Borrower" in its place.

          (o) Section 5.14 of the Credit Agreement is deleted as of the Settlement Time in its entirety and replaced with the clause "Intentionally deleted".

          (p) Section 6.10 of the Credit Agreement is hereby deleted in its entirety and replaced with the clause "Intentionally deleted".

          (q) Section 6.11 of the Credit Agreement is deleted as of the Settlement Time in its entirety and replaced with the clause "Intentionally deleted".

          (r) Section 6.12(c) of the Credit Agreement is hereby amended by inserting the word "or" in front of the number "(2)" in the seventh line thereof and by deleting the clause "or (3) a transaction or proposed transaction pursuant to which the Term Loans would be prepaid in like amount" in the ninth line thereof.

          (s) Section 6.13 of the Credit Agreement is amended as of the Settlement Time by deleting the clause "Sections 6.11 and" in the thirteenth line thereof and inserting in its place the word "Section" and by deleting the clause "Sections 6.11 and 6.12 are" in the twenty-fourth line thereof and inserting in its place the clause "Section 6.12 is".

          (t) Section 6.14 of the Credit Agreement is hereby amended by deleting the clause "or (e)" in the first line of subsection (f) thereof and inserting in its place the clause "on the assets the subject of any such Capitalized Lease Obligations" and is further amended as of the Settlement Time by deleting the clause "created by the Security Documents" in subsection (q) thereof and inserting in its place the clause "contemplated by Section 7.4 of this Agreement".

          (u) Section 6.15 of the Credit Agreement is hereby amended by deleting subsection (e) thereof in its entirety and replacing it with the clause "intentionally deleted", by inserting the clause "of the Borrower" after the word "Indebtedness" in the first line of subsection (j) thereof, by deleting the clause "containing a standstill period of at least one hundred twenty (120) days after notice to the Agent before the lenders can accelerate the Indebtedness thereunder" in the fourth line of subsection (j) thereof and inserting the clause "and standstill" after the word subordination in the sixth line of subsection (j) thereof, by deleting the word "and" at the end of subsection (q) thereof, by deleting (as of the Settlement Time) the clause "or any Guarantor" in the first line of subsection (r) thereof, by deleting the "." at the end of subsection (r) thereof and inserting the clause "; and" in its place and by adding new subsection (s) thereafter as follows:

          "(s)  Indebtedness of the Borrower issued in the Public Debt Issue."

          (v) Section 7.1 of the Credit Agreement is amended as of the Settlement Time by deleting subsection (c) in its entirety and inserting the clause "intentionally deleted" in its place, by deleting the clause "any Credit Party" in the first line of subsection (d) thereof and inserting in its place the clause "the Borrower", by deleting the "," after the letter "(a)" in the second line of subsection (d) thereof and inserting in its place the word "or", by deleting the clause "or (c)" in the second line of subsection (d) thereof, by deleting the clauses "any Credit Party" and "a Credit Party" in the first line of subsection (k) thereof and inserting in place of each of thereof the clause "the Borrower," by deleting the clause "such Credit Party's" in the second line of subsection (k) and inserting in its place the clause "the Borrower's" and by deleting the word "Liens," and the comma after the word "rights" in the fifth line of subsection (k) thereof.

          (w) Section 7.2 of the Credit Agreement is amended as of the Settlement Time by deleting the clause "Section 7.1(c) or" in the third to last line thereof.

          (x) Section 7.5 of the Credit Agreement is amended as of the Settlement Time by deleting the clause "Sections 7.1(c) and" and by inserting in its place the word "Section".

          (y) Section 7.7 of the Credit Agreement is amended as of the Settlement Time by deleting the clause "or under any Guaranty" in the third line thereof, by deleting the clause "any Collateral," in the fourth line thereof, by deleting the clause "and the Collateral Agent" in the second line of subsection
(a) thereof and by deleting the clause ", the Collateral Agent" in the fifth line of subsection (a) thereof.

          (z) Section 10.7 of the Credit Agreement is hereby amended by deleting the name "Sonat Offshore Drilling Inc." in the tenth line thereof and by inserting the name "Transocean Offshore Inc." in its place.

          (aa) Section 10.10 of the Credit Agreement is amended as of the Settlement Time by deleting the clause "any Credit Party" in the twenty-fourth line of subsection (a) thereof and inserting in its place the clause "the Borrower" and by deleting the clause "or any other Credit Party" in the third line of subsection (e) thereof.

          (ab) Section 10.11 of the Credit Agreement is hereby amended by deleting the clauses "the Total Commitment Amount," and "or the Term Credit Commitment Amount" in the seventh and eighth lines thereof.

          (ac) Section 10.18 of the Credit Agreement is amended as of the Settlement Time by deleting the clause ", the Guarantor" in the sixth line thereof and is amended as of the date hereof by adding the following sentence at the end of such section:

          "For the avoidance of doubt, the parties affirm and agree that neither the fixation of the conversion rate of Pounds against the Euro as a single currency, in accordance with the Treaty Establishing the European Economic Community, as amended by the Treaty on the European Union (The Maastricht Treaty), nor the conversion of the Obligations under this Agreement from Pounds into Euro will be a reason for early termination or revision of this Agreement or prepayment of any amount due under this Agreement or create any liability of any party towards any other party for any direct or consequential loss arising from any of these events. As of the date that Pounds are no longer the lawful currency of the United Kingdom, all funding and payment Obligations to be made in such currency under this Agreement will have to be satisfied in Euro."

          (ad) Section 10.22 of the Credit Agreement is amended as of the Settlement Time by deleting the clause "any Credit Party" in the second line thereof and inserting in its place the clause "the Borrower".

          (ae) Exhibits 2.12(A), 2.12(B) and 2.12(C) to the Credit Agreement are hereby deleted in their entirety and new Exhibits 2.12(A), 2.12(B) and 2.12(C) attached hereto are inserted in their place.

          (af) Schedule 2.7 of the Credit Agreement is hereby (i) amended by deleting the title thereof and inserting in its place "Revolving Credit Commitment Amount Mandatory Reductions", by deleting the word "Principal" in the title to the column on the right thereof and inserting the clause "Commitment Reduction" and by deleting the first, second and last dates and amounts and inserting as the last date and amount the following: "Maturity Date" and "Remaining Balance of Revolving Loans" and (ii) deleted in its entirety and replaced with the clause "Intentionally deleted" as of the Settlement Time.

     3.   CONVERSION OF TERM LOANS INTO REVOLVING LOANS.  On the date hereof,
(i) the outstanding aggregate principal amount of the Term Loan and the Revolving Loans of $11,976,666.67 made by Dai-Ichi Kangyo Bank, Ltd. ("DKB"), together with all accrued and unpaid interest thereon and breakage fees, if any, shall be repaid in full by the Borrower, such that DKB shall no longer be a Lender under the Credit Agreement, as amended hereby; (ii) the outstanding principal amount of the Term Loans of the Lenders (other than DKB) shall automatically, without any further action on the part of any of the parties hereto, be deemed to have been converted into Revolving Loans; (iii) the Borrower shall make a non-pro rata repayment of the Revolving Loans (after repayment of DKB and conversion of the Term Loans described in (i) and (ii) above) in the principal amount of $12,800,062.49, together with all accrued and unpaid interest thereon and breakage fees, if any, with a new non-pro rata Borrowing of Revolving Loans in such amounts from the Lenders, such that after giving effect to the matters described in (i) and (ii) above, the Borrower shall pay to or borrow from, as the case may be, each Lender the principal amount listed in the sixth column entitled "((Payment)/Borrowing)" in Schedule I hereto (together, with, in the case of a repayment, accrued interest thereon and breakage fees, if any) and the principal amount of the outstanding Revolving Loans from each Lender as of the date hereof shall be as listed in the fifth column entitled "Total Outstandings" in Schedule I hereto; and (iv) the Percentages and Revolving Credit Commitments of the Lenders as of the date hereof are modified to be as set forth on Schedule II hereto. All Term Loans of the Lenders (other than DKB) hereto which are Eurodollar Loans shall be deemed continued as Revolving Loans at such interest rate(s) and for such Interest Period(s) as applied thereto immediately prior to the conversion of such Term Loans into Revolving Loans.

     4. RELEASES. The Lenders, the Agent, the Collateral Agent, the Documentation Agents and the Co-Agents each hereby terminates and releases all of the Security Documents (other than Section 7.4 of the Credit Agreement), including the Stock Pledge Agreement, the Note Pledge Agreement and all of the Subsidiary Guaranties, effective as of the Settlement Time, provided, however, if the Settlement Time does not occur prior to or on May 9, 1997, this sentence shall cease to be of any force or effect and the Security Documents shall not be so terminated and released. The Borrower agrees to promptly provide to the Collateral Agent a written certification when the Settlement Time has occurred. The Lenders, the Agent, the Documentation Agents and the Co-Agents hereby irrevocably authorize the Collateral Agent to execute (as Collateral Agent and on behalf of each of the foregoing (and any and all successors to any of the foregoing)) any other and further documents evidencing the termination and release of the Security Documents as the Borrower may reasonably request so long as the Settlement Time has occurred as certified in writing by the Borrower. This Section 4 shall be binding on any and all successors and assigns of any of the Lenders, the Agent, the Documentation Agents and the Co-Agents as fully as if it had been set forth in the Credit Agreement and each Security Document.

     5. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. To induce the Lenders, the Agent, the Collateral Agent, the Documentation Agents and the Co-Agents to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof (but as if the amendments set forth in Sections 1 and 2 hereof had all become effective), that its representations and warranties contained in the Credit Agreement (other than the representations and warranties set forth in Section 5.14 of the Credit Agreement) are true and correct in all material respects (except to the extent such representations and warranties (x) are not so true and correct in all material respects as a result of the transactions expressly permitted hereunder or under the other Credit Documents or (y) relate solely to an earlier date) and additionally represents and warrants as follows:

               (i) The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under this Amendment and the Credit Agreement, as amended hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action of the Borrower and do not and will not contravene in any material respect any provision of applicable law or contravene or conflict with any provision of the certificate of incorporation, bylaws or any material agreements binding upon the Borrower, and the execution and delivery by the Borrower of this Amendment have received all necessary governmental approvals or other consents (if any shall be required);

               (ii) This Amendment and the Credit Agreement, as amended hereby, are legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and equitable principles;

               (iii) There are no actions, suits, proceedings or counterclaims (including, without limitation, derivative or injunctive actions) pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which purports to affect the legality, validity or enforceability of this Amendment, the Credit Agreement, as amended hereby, the replacement Revolving Notes or any other Credit Document; and

               (iv) No Default or Event of Default has occurred and is continuing.

     6. REAFFIRMATION OF CREDIT AGREEMENT. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in the Credit Agreement and the other Credit Documents (excluding this Amendment) shall hereafter be deemed to refer to the Credit Agreement, as amended hereby.

     7. DEFINED TERMS. Without limitation of Sections 1 and 2 hereof, terms used but not defined herein when defined in the Credit Agreement shall have the same meanings herein unless the context otherwise requires.

     8. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT. The effectiveness of this Amendment is subject to the following conditions precedent, all in form and substance satisfactory to the Agent:

          The Agent shall have received:

               (i) Replacement Revolving Notes. The duly executed Revolving Notes of the Borrower in substantially the form of Exhibits 2.12A, 2.12B and 2.12C hereto dated the date hereof and with other appropriate insertions as to payee and principal amount payable to the order of each Lender in replacement of the Revolving Notes and the Term Notes of the Borrower dated September 6, 1996;

               (ii) Certificate. A certificate of the Secretary or Assistant Secretary and the President or Vice President of the Borrower containing specimen signatures of the persons authorized to execute this Amendment on the Borrower's behalf, together with (i) a copy of resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of this Amendment and the replacement Revolving Notes and of all other legal documents or proceedings taken by the Borrower in connection herewith, and (ii) copies of any amendments to the certificate of incorporation or bylaws of the Borrower after July 30, 1996;

               (iii) Opinions of Counsel. The opinions of Hughes Hubbard & Reed LLP, legal counsel to the Borrower, and Eric B. Brown, Esq., General Counsel to the Borrower;

               (iv) Consent of Guarantors. A consent to this Amendment from each of the Guarantors; and

               (v) Other Documents. Such other documents as the Agent may reasonably request.

If and when the Agent shall be satisfied that the documents meeting the requirements set forth in this Section 8 have been received by it (and in form and substance satisfactory to it), the Agent shall so acknowledge in writing, and such acknowledgment shall constitute conclusive evidence that this Amendment has become effective.

     9.   GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

          (A) THIS AMENDMENT AND THE OTHER CREDIT DOCUMENTS, AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THERETO, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          (B) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO AGREE THAT ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE DOCUMENTATION AGENTS, THE CO-AGENTS, THE COLLATERAL AGENT, THE LENDERS OR THE BORROWER MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY

COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AMENDMENT AND THE OTHER CREDIT DOCUMENTS.

          (C) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AMENDMENT, THE CREDIT AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AMENDMENT OR THE CREDIT AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     10. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same agreement.

     11. SEVERABILITY. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     12. HEADINGS. Section headings used in this Amendment are for reference only and shall not affect the construction of this Amendment.

     13. NOTICE OF ENTIRE AGREEMENT. This Amendment, together with the other Credit Documents, constitute the entire understanding among the Borrower, the Lenders, the Agent, the Documentation Agents and the Co-Agents and supersede all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of the Credit Documents. THIS WRITTEN AMENDMENT, TOGETHER WITH THE OTHER CREDIT DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have entered into this First Amendment to Secured Credit Agreement as of the date first written above.

                              BORROWER:

                              TRANSOCEAN OFFSHORE INC.,
                              a Delaware corporation



                              By: /s/ Eric B. Brown
                                 --------------------------------
                              Name: Eric B. Brown
                                   ------------------------------
                              Title: Vice President and Secretary
                                    -----------------------------

                              LENDERS:

                              ABN AMRO BANK N.V., Houston Agency, as
                              Agent and Collateral Agent and as a Lender



                              By: /s/ Cheryl I. Lipshutz
                                 ---------------------------------
                                 Cheryl I. Lipshutz
                                 Group Vice President and Director



                              By: /s/ Michael N. Oakes
                                 ----------------------------------
                                 Michael N. Oakes
                                 Vice President and Director

                              SUNTRUST BANK, ATLANTA, as
                              Documentation Agent and as a Lender



                              By: /s/ F. McClellan Deaver, III
                                 -----------------------------------
                              Name: F. McClellan Deaver, III
                                   ---------------------------------
                              Title: Group Vice President
                                    --------------------------------


                              By: /s/ Trisha E. Hardy
                                 -----------------------------------
                              Name: Trisha E. Hardy
                                   ---------------------------------
                              Title: Corporate Banking Officer
                                    --------------------------------

                              CREDIT LYONNAIS NEW YORK BRANCH, as
                              Documentation Agent and as a Lender



                              By: /s/ Alain Papiasse
                                 -----------------------------------
                              Name: Alain Papiasse
                                   ---------------------------------
                              Title: Executive Vice President
                                    --------------------------------

                              BANK OF MONTREAL, as Co-Agent and as a
                              Lender



                              By: /s/ Donald G. Skipper
                                 -------------------------------------
                              Name: Donald G. Skipper
                                   -----------------------------------
                              Title: Director, U.S. Corporate Banking
                                    ----------------------------------

                              THE FUJI BANK, LIMITED, HOUSTON
                              AGENCY, as Co-Agent and as a Lender



                              By: /s/ David Kelley
                                 ----------------------------------
                              Name: David Kelley
                                   --------------------------------
                              Title: Senior Vice President
                                    -------------------------------

                              ROYAL BANK OF CANADA, as Co-Agent and
                              as a Lender



                              By: /s/ Gil J. Benard
                                 ------------------------------------
                              Name: Gil J. Benard
                                   ----------------------------------
                              Title: Senior Manager
                                    ---------------------------------

                              WELLS FARGO BANK (TEXAS), NATIONAL
                              ASSOCIATION, as Co-Agent and as a Lender



                              By: /s/ Frank W. Schageman
                                 -------------------------------------
                              Name: Frank W. Schageman
                                   -----------------------------------
                              Title: Vice President
                                    ----------------------------------

                              BANK OF TOKYO - MITSUBISHI, LTD.,
                              HOUSTON AGENCY



                              By: /s/ Michael Meiss
                                 -------------------------------------
                              Name: Michael Meiss
                                   -----------------------------------
                              Title: Vice President
                                    ----------------------------------

                              SKANDINAVISKA ENSKILDA BANKEN AB
                              (publ.)



                              By:  /s/ Magne Haga    /s/ Per Frolich
                                 -------------------------------------
                              Name:  Magne Haga/Per Frolich
                                   -----------------------------------
                              Title: Director / Director
                                    ----------------------------------

                                          WESTDEUTSCHE LANDESBANK GIROZENTRALE
                                          ------------------------------------



                              By: /s/ Richard R. Newman
                                 -------------------------------------
                              Name: Richard R. Newman
                                   -----------------------------------
                              Title: Vice President
                                    ----------------------------------




                              By: /s/ Salvatore Battinelli
                                 -------------------------------------
                              Name: Salvatore Battinelli
                                   -----------------------------------
                              Title: Vice President Credit Department
                                    ----------------------------------

                              AUSTRALIA AND NEW ZEALAND BANKING
                              GROUP LIMITED



                              By: /s/ Kyle Loughlin
                                 -------------------------------------
                              Name: Kyle Loughlin
                                   -----------------------------------
                              Title: Vice President
                                    ----------------------------------

                              THE BANK OF NEW YORK



                              By: /s/ Renee Bijlani
                                 -------------------------------------
                              Name: Renee Bijlani
                                   -----------------------------------
                              Title: Vice President
                                    ----------------------------------

                              THE BANK OF NOVA SCOTIA,
                              ATLANTA AGENCY



                              By: /s/ F.C.H. Ashby
                                 -------------------------------------
                              Name: F.C.H. Ashby
                                   -----------------------------------
                              Title: Senior Manager
                                     Loan Operations
                                    ----------------------------------

                              DG BANK DEUTSCHE GENOSSENSCHAFTSBANK,
                              CAYMAN ISLAND BRANCH



                              By: /s/ Mark K. Connelly
                                 -------------------------------------
                              Name: Mark K. Connelly
                                   -----------------------------------
                              Title: Vice President
                                    ----------------------------------


                              By: /s/ Elizabeth L. Ryan
                                 -------------------------------------
                              Name: Elizabeth L. Ryan
                                   -----------------------------------
                              Title: Vice President
                                    ----------------------------------

                              FIRST NATIONAL BANK OF COMMERCE



                              By: /s/ J. Charles Freel, Jr.
                                 -------------------------------------
                              Name: J. Charles Freel, Jr.
                                   -----------------------------------
                              Title: Senior Vice President
                                    ----------------------------------

                              SOCIETE GENERALE, SOUTHWEST AGENCY




                              By: /s/ Elizabeth W. Hunter
                                 -------------------------------------
                              Name: Elizabeth W. Hunter
                                   -----------------------------------
                              Title: Vice President
                                    ----------------------------------

                              THE SANWA BANK, LIMITED, DALLAS AGENCY



                              By: /s/ Matthew G. Patrick
                                 -------------------------------------
                              Name: Matthew G. Patrick
                                   -----------------------------------
                              Title: Vice President
                                    ----------------------------------

                              THE SUMITOMO BANK, LIMITED




                              By: /s/ Harumitsu Seki
                                 -------------------------------------
                              Name: Harumitsu Seki
                                   -----------------------------------
                              Title: General Manager
                                    ----------------------------------